Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

by and between

AMERICAN GREETINGS CORPORATION

AND

ITS SUBSIDIARIES PARTY HERETO,

as Grantors,

and

NATIONAL CITY BANK,

as Collateral Agent

Dated as of

April 4, 2006

THIS PLEDGE AND SECURITY AGREEMENT, dated as of April 4, 2006 (as the same may from time to time be amended, restated, supplemented or otherwise modified, this “Agreement”), is entered into among:

(i) AMERICAN GREETINGS CORPORATION, an Ohio corporation (herein, together with its successors and assigns, the “Company”);

(ii) each of the Domestic Subsidiaries of the Company identified on Schedule 1 hereto (each such Domestic Subsidiary, together with the Company and any other Person that becomes a party hereto as a Grantor hereunder pursuant to Section 10.15, and each of their respective successors and assigns, collectively, the “Grantors” and, individually, “Grantor”); and

(iii) NATIONAL CITY BANK, as collateral agent (together with any successor collateral agent that may be appointed pursuant to Section 9.22, the “Collateral Agent”), for the benefit of the Secured Creditors (as hereinafter defined):

RECITALS:

(1) This Agreement is made pursuant to the Credit Agreement, dated as of the date hereof (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among the Company, the Foreign Subsidiary Borrowers (as defined therein) from time to time party thereto, the lenders from time to time party thereto (herein, together with their respective successors and assigns, collectively, the “Lenders”), National City Bank, as the Global Agent, joint lead arranger, joint bookrunner, Swing Line Lender and LC Issuer, UBS Securities LLC, as joint lead arranger, joint bookrunner and Syndication Agent, and KeyBank National Association, JPMorgan Chase Bank, N.A., and LaSalle Bank National Association, as Co-Documentation Agents.

(2) The Company is a party to that certain Indenture, dated as of July 27, 1998 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Senior Indenture”), between the Company and JPMorgan Trust Company, N.A. (successor in interest to NBD Bank), as trustee, pursuant to which the Company has issued to the Senior Securities Holders (as hereinafter defined) the Senior Indenture Securities (as hereinafter defined).

(3) Pursuant to the Senior Indenture, the Senior Indenture Securities are required to be secured equally and ratably with the Obligations (as defined in the Credit Agreement) and the Designated Hedge Document Obligations (as hereinafter defined); provided, however, that the Senior Indenture Securities will no longer be secured hereunder on and after the date on which the Senior Indenture Collateral Condition ceases to exist.

(4) It is a condition precedent to the making of Loans (as defined in the Credit Agreement) and the issuance of, and participation in, Letters of Credit (as defined in the Credit Agreement) under the Credit Agreement that each Grantor shall have executed and delivered to the Collateral Agent this Agreement.

(5) Each Grantor will obtain benefits from the Credit Agreement and, accordingly, desires to execute this Agreement to satisfy the conditions described in the preceding paragraph and to induce the Lenders to extend credit pursuant to the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement).

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the other benefits accruing to each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby (i) makes the following representations and warranties to the Collateral Agent and (ii) covenants and agrees with the Collateral Agent and the other Secured Creditors (as defined below) as follows:

ARTICLE I.

DEFINITIONS AND TERMS

Section 1.1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined in Section 1.2 shall have the meanings given to such terms in the Credit Agreement. Unless otherwise defined herein, all terms used herein and defined in the UCC shall have the same definitions herein as specified therein; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term shall have the meaning specified in Article 9 of the UCC.

Section 1.2. Additional Defined Terms. The following terms shall have the meanings specified herein unless the context otherwise requires:

“Acceleration Event” means (a) after the occurrence of a Default Event with respect to the Credit Agreement Obligations, the maturity of the Credit Agreement Obligations shall have been accelerated, or (b) at any time prior to the date on which the Senior Indenture Collateral Condition ceases to exist, after the occurrence of a Default Event with respect to the Senior Indenture Obligations, the maturity of any of the Senior Indenture Obligations shall have been accelerated.

“Account” means any “account,” as such term is now or hereafter defined in the UCC.

“Account Debtor” means any “account debtor,” as such term is now or hereafter defined in the UCC.

“Accounts Receivable” means (a) all Accounts, now existing or hereafter arising; and (b) without limitation of the foregoing, in any event includes, without limitation, (i) all right to a payment, whether or not earned by performance, for Goods or other property (other than Money) that has been or is to be sold, consigned, leased, licensed, assigned or otherwise disposed of, for services rendered or to be rendered, for a policy of insurance issued or to be issued, for a suretyship obligation incurred or to be incurred, for energy provided or to be provided, or for the use or hire of a vessel under a charter or other contract whether due or to become due, whether or not it has been earned by performance, and whether now existing or hereafter acquired or arising in the future, including Accounts Receivable from employees and Affiliates of any Grantor, (ii) all rights evidenced by an Account, invoice, purchase order, requisition, bill of exchange, note, contract, security agreement, lease, chattel paper, or any evidence of indebtedness or security related to the foregoing, (iii) all security pledged, assigned, hypothecated or granted to or held by a Grantor to secure the foregoing, (iv) all guarantees, letters of credit, banker’s acceptances, drafts, endorsements, credit insurance and indemnifications on, for or of, any of the foregoing, including all rights to make drawings, claims or demands for payment thereunder, and (v) all powers of attorney for the execution of any evidence of indebtedness, guaranty, letter of credit or security or other writing in connection therewith.

“Administrative Expenses” means, collectively, (a) any and all reasonable costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys’ fees, legal expenses, judgments, suits and disbursements) incurred by, imposed upon, or asserted against, the Collateral Agent in the performance of its duties under or otherwise in connection with this Agreement or the other Secured Creditor Documents, or in any attempt by the Collateral Agent to (i) obtain, preserve, perfect or enforce any security interest evidenced by this Agreement, any other Security Document or any other Secured Creditor Document; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the Collateral or any other collateral securing the Obligations, including, without limitation, costs and expenses for appraisals, assessments, and audits of any Grantor, or any such Collateral; (b) to the extent not covered in subpart (a) hereof, all costs and expenses payable to the Collateral Agent pursuant to Section 9.19 of this Agreement; and (c) all costs, liabilities and expenses incidental or related to (a) or (b) above; provided that if any such costs, liabilities or expenses shall not be paid within five Business Days after the Collateral Agent requests payment therefor in writing, such costs, liabilities and expenses shall accrue interest at the Default Rate from the date of such written request until paid.

“Administrative Obligations” means, collectively, all Administrative Expenses and all other Indebtedness or other obligations now owing or hereafter incurred by the Company or any other Grantor to the Collateral Agent (solely in its capacity as Collateral Agent under the Security Documents) pursuant to this Agreement or any other Secured Creditor Document.

“Agreement” has the meaning provided in the first paragraph of this Agreement.

“As-Extracted Collateral” means any “as-extracted collateral,” as such term is now or hereafter defined in the UCC.

“Chattel Paper” means any “chattel paper,” as such term is now or hereafter defined in the UCC.

“Collateral” has the meaning provided in Section 2.1.

“Collateral Account” means any Controlled Deposit Account or Controlled Securities Account.

“Collateral Agent” has the meaning provided in the first paragraph of this Agreement.

“Collateral Assignment Agreement” means a Collateral Assignment of Patents, a Collateral Assignment of Trademarks or a Collateral Assignment of Copyrights.

“Collateral Assignment of Copyrights” means a Collateral Assignment of Copyrights, in form of and substance acceptable to the Collateral Agent, between the Grantors and the Collateral Agent.

“Collateral Assignment of Patents” means a Collateral Assignment of Patents, in form and substance acceptable to the Collateral Agent, between the Grantors and the Collateral Agent.

“Collateral Assignment of Trademarks” means a Collateral Assignment of Trademarks, in form and substance acceptable to the Collateral Agent, between the Grantors and the Collateral Agent.

“Collateral Concentration Account” means a cash collateral Deposit Account established in the name of the Collateral Agent, and under the sole dominion and control of the Collateral Agent, for the benefit of the Secured Creditors, at an office of the Collateral Agent.

“Collateral Documents” shall mean the Security Documents, together with all other documents, instrument or agreements executed in connection with the Security Documents, or in connection with any security interest or Lien granted, or otherwise obtained, on or in connection with the Creditor Collateral, or any part thereof.

“Collateral Trust Account” has the meaning provided in Section 9.7.

“Commercial Tort Claim” means any “commercial tort claim,” as such term is now or hereafter defined in the UCC.

“Company” has the meaning provided in the first paragraph of this Agreement.

“Contract Rights” means all rights of a Grantor under or in respect of a Contract, including, without limitation, all rights to payment, damages, liquidated damages, and enforcement.

“Contracts” means all contracts, agreements or other writings between a Grantor and one or more additional parties.

“Control” or “control” means (a) when used with respect to any Security or Security Entitlement, the meaning specified in Section 8-106 of the UCC, and (b) when used with respect to any Deposit Account, the meaning specified in Section 9-104 of the UCC.

“Control Agreement” means a Deposit Account Control Agreement or a Securities Account Control Agreement.

“Controlled Deposit Account” means a Deposit Account (a) that is subject to a Deposit Account Control Agreement or (b) as to which the Collateral Agent is the Depositary Bank’s “customer” (as defined in Section 4-104 of the UCC).

“Controlled Securities Account” means a Securities Account that (a) is maintained in the name of a Grantor at an office of a Securities Intermediary located in the United States of America and (b) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement.

“Copyrights” means any U.S. copyright to which a Grantor now or hereafter has title, as well as any application for a U.S. copyright hereafter made by such Grantor.

“Credit Agreement” has the meaning provided in the Recitals of this Agreement.

“Credit Agreement Obligations” means the Obligations, as defined in the Credit Agreement.

“Creditor Collateral” shall mean, collectively, (a) all of the Collateral, as defined in each of the respective Security Documents executed by any Grantor, and (b) any other property, whether tangible or intangible, at any time securing the Obligations, or any part thereof, whether such Lien securing any of the Obligations shall have been granted to, or otherwise obtained by, the Collateral Agent or any Secured Creditor.

“Default Event” means the occurrence of (a) an Event of Default, as defined in the Credit Agreement, or (b) at any time prior to the date on which the Senior Indenture Collateral Condition ceases to exist, an Event of Default, as defined in the Senior Indenture.

“Deposit Account” means any “deposit account,” as such term is now or hereafter defined in the UCC.

“Deposit Account Control Agreement” means, with respect to a Deposit Account of a Grantor, a Deposit Account Control Agreement substantially in the form of Exhibit A-1 (or in such other form as may have been agreed to by the Collateral Agent) among such Grantor, the Collateral Agent and the relevant Depositary Bank.

“Depositary Bank” means a bank at which a Deposit Account is maintained.

“Designated Hedge Document” means (a) each Designated Hedge Agreement (as defined in the Credit Agreement), and (b) each confirmation, transaction statement or other document executed and delivered in connection therewith.

“Designated Hedge Document Obligations” means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing owing by any Grantor to any Designated Hedge Creditor (as defined in the Credit Agreement) pursuant to any of the Designated Hedge Documents (including, but not limited to, interest and fees that accrue after the commencement by or against any Grantor of any insolvency proceeding regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code).

“Disclaiming Creditor” has the meaning provided in Section 9.20.

“Document” means any “document,” as such term is now or hereafter defined in the UCC.

“Equipment” means any “equipment,” as such term is now or hereafter defined in the UCC.

“Equity Interests” means (a) all of the issued and outstanding shares of all classes of capital stock of any corporation at any time directly owned by any Grantor and the certificates representing such capital stock, (b) all of the membership interests in a limited liability company at any time owned or held by any Grantor, and (c) all of the equity interests in any other form of organization at any time owned or held by any Grantor.

“Financial Assets” means any “financial asset,” as such term is now or hereafter defined in the UCC.

“Fixtures” means any “fixtures,” as such term is now or hereafter defined in the UCC.

“General Intangibles” means any “general intangibles,” as such term is now or hereafter defined in the UCC.

“Goods” means any “goods,” as such term is now or hereafter defined in the UCC.

“Governing Documents” means all agreements and instruments evidencing or relating to investments in, ownership, voting or disposition of, any of the Pledged Collateral.

“Grantor” or “Grantors” has the meaning provided in the first paragraph of this Agreement.

“Grantor Customer” means any retail or other customer of a Grantor, together with any subsidiary of such customer.

“Instrument” means any “instrument,” as such term is now or hereafter defined in the UCC.

“Intercompany and Third Party Notes” means all Promissory Notes, Instruments, debentures, bonds, evidences of indebtedness and similar securities from time to time issued to, or held by, any Grantor, including, without limitation, the Master Intercompany Note.

“Intellectual Property” means (a) all Trademarks, together with the registrations and right to all renewals thereof, and the goodwill of the business of any Grantor symbolized by the Trademarks; (b) all Patents; (c) all Copyrights; and (d) all computer programs and software applications and source code of such Grantor and all intellectual property rights therein and all other Proprietary Information of such Grantor, including, but not limited to, Trade Secrets.

“Inventory” means (a) any “inventory,” as such term is now or hereafter defined in the UCC; and (b) without limitation of the foregoing, and in all cases shall include, but shall not be limited to, all merchandise and other Goods held for sale or lease, or furnished or to be furnished under contracts for service, including, without limitation, (i) raw materials, (ii) works in process, (iii) finished goods, (iv) products made or processed, (v) intermediates, (vi) packing materials, (vii) shipping materials, (viii) labels, (ix) semi-finished inventory, (x) scrap inventory, (xi) spare parts inventory, (xii) manufacturing supplies, (xiii) consumable supplies, (xiv) other substances commingled therewith or added thereto, and (xv) all such Goods that have been returned, reclaimed, repossessed or exchanged.

“Investment Property” means any “investment property,” as such term is now or hereafter defined in the UCC.

“Issuer” means the issuer of any Pledged Collateral.

“Lender” has the meaning provided in the Recitals of this Agreement.

“Letter of Credit Rights” means any “letter of credit rights,” as such term is now or hereafter defined in the UCC.

“Master Intercompany Note” means the Master Intercompany Note, dated as of the date hereof, by and among each of the Grantors, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Minerals” means any “minerals,” as such term is now or hereafter defined in the UCC.

“Money” means any “money,” as such term is now or hereafter defined in the UCC.

“Obligations” means the Credit Agreement Obligations, the Designated Hedge Document Obligations, the Administrative Obligations, and at any time prior to the date on which the Senior Indenture Collateral Condition ceases to exist, the Senior Indenture Obligations.

“Patents” means any U.S. patent to which a Grantor now or hereafter has title, as well as any application for a U.S. patent now or hereafter made by a Grantor.

“Payment Intangible” means any “payment intangible,” as such term is now or hereafter defined in the UCC.

“Permits” means, to the extent permitted to be assigned, pledged or otherwise disposed of by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any Governmental Authority.

“Pledged Collateral” means the Pledged Equity Interests and the Pledged Debt.

“Pledged Debt” means all of the Intercompany and Third Party Notes presently owned or hereafter acquired from time to time by any Grantor, and all interest, cash, instruments and other property hereafter from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Entity” means the Issuer of any Pledged Equity Interests.

“Pledged Equity Interests” means, subject to Section 2.1(b), all of the Equity Interests now owned or hereafter acquired by each Grantor, and all of such Grantor’s other rights, title and interests in, or in any way related to, each Pledged Entity to which any of such Equity Interests relate, including, without limitation: (a) all additional Equity Interests hereafter from time to time acquired by such Grantor in any manner, together with all dividends, cash, instruments and other property hereafter from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests and in all profits, losses and other distributions to which such Grantor shall at any time be entitled in respect of any such Equity Interests; (b) all other payments due or to become due to such Grantor in respect of any such Equity Interest, whether under any partnership agreement, limited liability company agreement, other agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise; (c) all of its claims, rights, powers, privileges, authority, puts, calls, options, security interests, liens and remedies, if any, under any partnership agreement, limited liability company agreement, other agreement or at law or otherwise in respect of any such Equity Interests; (d) all present and future claims, if any, of such Grantor against any such Pledged Entity for moneys loaned or advanced, for services rendered or otherwise; (e) all of such Grantor’s rights under any partnership agreement, limited liability company agreement, other agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Grantor relating to any such Equity Interests; (f) all other property hereafter delivered in substitution for or in addition to any of the foregoing; (g) all certificates and instruments representing or evidencing any of the foregoing; (h) all cash, securities, interest, distributions, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

“Proceeds” means (a) any “proceeds,” as such term is now or hereafter defined in the UCC; and (b) without limitation of the foregoing and in all cases, and includes, but is not limited to, (i) whatever is acquired upon the sale, lease, license, exchange, or other disposition of any Collateral, (ii) whatever is collected on, or distributed on account of, any Collateral, (iii) rights arising out of any Collateral, (iv) claims arising out of the loss or nonconformity of, defects in, or damage to any Collateral, (v) claims and rights to any proceeds of any insurance, indemnity, warranty or guaranty payable to a Grantor (or the Collateral Agent, as assignee, loss payee or an additional insured) with respect to any of the Collateral, (vi) claims and rights to payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (vii) all cash, Money, checks and negotiable instruments received or held on behalf of the Collateral Agent pursuant to any lockbox or similar arrangement relating to the payment of Accounts Receivable or other Collateral, and (viii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Products” means any “products,” as such term is now or hereafter defined in the UCC.

“Promissory Notes” means any “promissory note,” as such term is now or hereafter defined in the UCC.

“Proprietary Information” means all information and know-how worldwide, including, without limitation, technical data; manufacturing data; research and development data; data relating to compositions, processes and formulations, manufacturing and production know-how and experience; management know-how; training programs; manufacturing, engineering and other drawings; specifications; performance criteria; operating instructions; maintenance manuals; technology; technical information; software; computer programs; engineering and computer data and databases; design and engineering specifications; catalogs; promotional literature; financial, business and marketing plans; inventions and invention disclosures.

“Reporting Date” has the meaning provided in Section 4.8(a).

“Scan Based Inventory” means all Inventory of a Grantor delivered to, or otherwise physically located on the premises owned, leased, controlled, occupied and/or otherwise used by, a Grantor Customer on a consignment basis for the purpose of the ultimate sale of such Inventory to the Grantor Customer or by such Grantor Customer to its customers on behalf of such Grantor. Scan-Based Inventory shall include all Inventory sold by a Grantor to a Grantor Customer that was repurchased by a Grantor in order to convert the relationship with such Grantor Customer to a scan-based trading relationship where such repurchased Inventory was thereafter intended to be held by such Grantor Customer on a consignment basis.

“Secured Creditor Documents” means, collectively, the Loan Documents and, at any time prior to the date on which the Senior Indenture Collateral Condition ceases to exist, the Senior Indenture Documents, together with all other documents, instruments or agreements executed and delivered in connection with the foregoing, in each case as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Secured Creditor Pro Rata Share” means, at the time of determination, with respect to any Secured Creditor, the percentage that shall be determined by dividing:

(a) (i) for each Lender, the Global Agent, the Swing Line Lender or any LC Issuer, the Dollar Equivalent amount of the Aggregate Credit Facility Exposure owing to the Global Agent, the Swing Line Lender, such LC Issuer, or such Lender, as applicable, (ii) for each Designated Hedge Creditor, the aggregate outstanding principal amount of Designated Hedge Document Obligations owing to such Designated Hedge Creditor, and (iii) at any time prior to the date on which the Senior Indenture Collateral Condition ceases to exist, for each Senior Securities Holder, the aggregate outstanding principal amount of Senior Indenture Obligations owing to such Senior Securities Holder pursuant to the Senior Indenture; by

(b) the sum of the aggregate outstanding principal Dollar Equivalent amount of all of the Obligations (other than the Administrative Obligations).

For all purposes under this Agreement or any of the other Secured Creditor Documents, the Secured Creditor Pro Rata Share shall be determined on the date of the occurrence of the first Sharing Event.

“Secured Creditors” means, collectively, the Collateral Agent, the Global Agent, the Lenders, the Swing Line Lender, each LC Issuer, each Designated Hedge Creditor and, at any time prior to the date on which the Senior Indenture Collateral Condition ceases to exist, each Senior Securities Holder, and the respective successors and assigns of each of the foregoing.

“Securities Account” means any “securities account,” as such term is now or hereafter defined in the UCC.

“Securities Account Control Agreement” means, with respect to a Securities Account of a Grantor, a Securities Account Control Agreement substantially in the form of Exhibit A-2 (or in such other form as may have been agreed to by the Collateral Agent) among the relevant Securities Intermediary, such Grantor and the Collateral Agent.

“Securities Act” has the meaning provided in Section 6.10.

“Securities Intermediary” means a clearing corporation or a Person, including, without limitation, a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

“Security” means any “security,” as such term is now or hereafter defined in the UCC.

“Security Agreement Joinder” means a joinder supplement to this Agreement substantially in the form of Exhibit B.

“Security Entitlement” means any “security entitlement,” as such term is now or hereafter defined in the UCC.

“Security Interest” means the security interest granted by a Grantor and/or by all Grantors, as applicable, pursuant to Section 2.1.

“Senior Indenture” has the meaning provided in the Recitals of this Agreement.

“Senior Indenture Collateral Condition” has the meaning provided in the Credit Agreement.

“Senior Indenture Documents” means the Senior Indenture and the Senior Indenture Securities, together with all other documents, instruments or agreements executed and delivered in connection with the foregoing, in each case as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Senior Indenture Obligations” means all Indebtedness and other obligations incurred by the Company pursuant to the Senior Indenture and the other Senior Indenture Documents.

“Senior Indenture Securities” means the Securities, as defined in the Senior Indenture.

“Senior Securities Holders” means the Holders, as defined in the Senior Indenture.

“Sharing Event” means the earlier of the occurrence of (a) an Insolvency Event or (b) an Acceleration Event.

“Significant Intellectual Property” has the meaning provided in Section 7.3.

“Supporting Obligations” means any “supporting obligation,” as such term is now or hereafter defined in the UCC.

“Trademarks” means any trademarks and service marks now held or hereafter acquired by a Grantor, which are registered in the United States Patent and Trademark Office, as well as any unregistered marks used by a Grantor in the United States, including logos and/or designs that are incorporated as part of any of these registered or unregistered marks.

“Trade Secrets” means any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of a Grantor worldwide whether written or not written.

“UCC” means, unless the context indicates otherwise, the Uniform Commercial Code, as at any time adopted and in effect in the State of New York, specifically including and taking into account all amendments, supplements, revisions and other modifications thereto.

Section 1.3. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) unless otherwise specified, all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement.

ARTICLE II.

SECURITY INTERESTS

Section 2.1. Grant of Security Interests. As security for the prompt and complete payment and performance when due of the Obligations, each Grantor does hereby pledge, collaterally assign and transfer unto the Collateral Agent, and does hereby grant to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in, all of the right, title and interest of such Grantor in, to and under all of the following of each Grantor, whether now existing or hereafter from time to time arising or acquired and wherever located (collectively, the “Collateral”):

(i) all Accounts, including, without limitation, each and every Account Receivable;

(ii) all Goods;

(iii) all Inventory;

(iv) all Equipment;

(v) all Documents;

(vi) all Instruments;

(vii) all Chattel Paper;

(viii) all Money;

(ix) all Deposit Accounts, including, but not limited to, the Collateral Concentration Account and all Controlled Deposit Accounts, together with all monies, securities and instruments at any time deposited in any such Deposit Account or otherwise held for the credit thereof;

(x) all Securities Accounts, together with all Financial Assets credited therein from time to time, and all Financial Assets, monies, securities, cash and other property held therein or credited thereto;

(xi) all Investment Property;

(xii) all Fixtures;

(xiii) all As-Extracted Collateral, including, without limitation, all Minerals;

(xiv) all General Intangibles, including, but not limited to, all Contract Rights;

(xv) all Commercial Tort Claims;

(xvi) all Intellectual Property;

(xvii) all Letter of Credit Rights;

(xviii) all Payment Intangibles;

(xix) all Promissory Notes;

(xx) all Supporting Obligations;

(xxi) all Permits;

(xxii) all other items, kinds and types of personal property, tangible or intangible, of whatever nature, and regardless of whether the creation or perfection or effect of perfection or non-perfection of a security interest therein is governed by the UCC of any particular jurisdiction or by any other applicable treaty, convention, statute, law or regulation of any applicable jurisdiction;

(xxiii) all additions, modifications, alterations, improvements, upgrades, accessions, components, parts, appurtenances, substitutions and/or replacements of, to or for any of the foregoing; and

(xxiv) all Proceeds and Products of any and all of the foregoing.

(b) Excluded Property. Notwithstanding anything in Section 2.1 or elsewhere in this Agreement to the contrary, there is specifically excluded from the Security Interest, and the term Collateral shall not include: (i) any Equipment or Goods that is subject to a “purchase money security interest,” as such term is now or hereafter defined in the UCC, which (x) constitutes a Permitted Lien under the Credit Agreement and (y) prohibits the creation by a Grantor of a junior security interest therein, unless the holder thereof has consented to the creation of such a junior security interest; (ii) any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest or lien shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (B) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that such security interest or lien shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (A) or (B) above; (iii) any Inventory owned by a Grantor that contains or utilizes a patent, trademark or copyright the use of which has been licensed to such Grantor under a license described under clause (ii), which license prohibits Liens on such Inventory, provided, however, that such security interest or lien shall attach to such Inventory immediately at such time as the condition prohibiting such Lien shall be waived by the licensor of such license or otherwise remedied; (iv) any Equity Interest in any Foreign Subsidiary that is not a first tier Subsidiary of the Company or any other Grantor; (v) the stock or other equity interest of any Foreign Subsidiary, other than the stock or other equity interest of any first tier Foreign Subsidiary representing no more than 65% of the total combined voting power of all classes of stock or other equity interest of such Foreign Subsidiary entitled to vote and having total assets greater than $5,000,000; and (vi) any Equity Interests in any Person listed on Schedule 2.1 and upon the written consent of the Collateral Agent, any Equity Interests in any Pledged Entity which is not a Subsidiary of the Company, in each case, if and to the extent that the terms of the organizational documents of such Pledged Entity do not permit the grant of a security interest in such Equity Interests by the owner thereof or the applicable Grantor has been unable to obtain any approval or consent to the creation of a security interest therein which is required under such organizational documents.

Section 2.2. No Assumption of Liability. The Security Interest of any Grantor is granted as security only and shall not subject the Collateral Agent or any other Secured Creditor to, or in any way alter or modify, any obligation or liability of such Grantor with respect to or arising out of any of the Collateral.

Section 2.3. Power of Attorney. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent its true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have, without any further action required by or on behalf of any Grantor, the right, with full power of substitution, in the name of such Grantor or otherwise, for the use and benefit of the Collateral Agent and the other Secured Creditors, after the occurrence of and during the continuance of a Default Event: (i) to receive, endorse, present, assign, deliver and/or otherwise deal with any and all notes, acceptances, letters of credit, checks, drafts, money orders, or other evidences of payment relating to the Collateral of such Grantor or any part thereof; (ii) to demand, collect, receive payment of, and give receipt for and give credits, allowances, discounts, discharges, releases and acquittances of and for any or all of the Collateral of such Grantor; (iii) to sign the name of such Grantor on any invoice or bill of lading relating to any of the Collateral of such Grantor; (iv) to send verifications of any or all of the Accounts Receivable of such Grantor to its Account Debtors; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in or before any court or other tribunal (including any arbitration proceedings) to collect or otherwise realize on all or any of the Collateral of such Grantor, or to enforce any rights of such Grantor in respect of any of its Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to any or all of the Collateral of such Grantor; (vii) to notify, or require such Grantor to notify or cause to be notified, its Account Debtors to make payment directly to the Collateral Agent or to a Controlled Deposit Account; or (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any or all of the Collateral of such Grantor, and to do all other acts and things necessary or appropriate to carry out the intent and purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral of such Grantor for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Creditor to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Creditor, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any other Secured Creditor with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any other Secured Creditor. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of each of the Grantors for the purposes set forth above is a presently effective appointment, is coupled with an interest sufficient at law and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations under this Agreement or any of the other Secured Creditor Documents with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Secured Creditor to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Secured Creditor of any other or further right it may have on the date of this Agreement or hereafter, whether hereunder, under any other Secured Creditor Document, by law or otherwise.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Collateral Agent and the other Secured Creditors, which representations and warranties shall survive the execution and delivery of this Agreement until the termination of this Agreement in accordance with Section 10.10, as follows:

Section 3.1. Title and Authority. Such Grantor has (i) good, valid and unassailable title to all tangible items owned by it and constituting any portion of the Collateral with respect to which it has purported to grant the Security Interest, and good, valid and unassailable rights in all other Collateral with respect to which it has purported to grant the Security Interest, in each case, subject to Permitted Liens provided, however, that to the extent such Grantor owns Scan-Based Inventory, such Scan-Based Inventory is subject to the rights of the consignees thereof and its secured creditors (if any), and (ii) full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

Section 3.2. Absence of Other Liens.

(a) There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind of such Grantor in the Collateral, except for any filings or recordings covering any Permitted Liens.

(b) Such Grantor is, and as to any Collateral acquired by it from time to time after the date hereof such Grantor will be, the owner of all of its Collateral free and clear of any Lien, and the Security Interest of such Grantor in its Collateral is and will be superior and prior to any other security interest or other Lien, except, in each case, for Permitted Liens.

Section 3.3. Validity of Security Interest. As of the Closing Date, the Security Interest of each Grantor in all of the Collateral of such Grantor constitutes a legal, valid and enforceable (with respect to any licenses where a Grantor is the licensee, only as against such Grantor) first priority security interest securing the payment and performance of the Obligations, subject only to (a) Permitted Liens, (b) Liens on Collateral of John Sands (Australia) Ltd. and John Sands (N.Z.) Ltd. located in Australia and New Zealand, as applicable, and (c) Liens on Collateral located at sales offices in Hong Kong and Shanghai.

Section 3.4. Perfection of Security Interest under UCC. All notifications and other actions, including, without limitation, (i) all deposits of certificates and instruments evidencing any Collateral (duly endorsed or accompanied by appropriate instruments of transfer), (ii) all notices to and acknowledgments of any bailee or other Person, to the extent required under this Agreement, (iii) all acknowledgments and agreements respecting the right of the Collateral Agent to obtain control with respect to any Collateral, to the extent required under this Agreement, and (v) all filings, registrations and recordings, which are (x) required by the terms of this Agreement to have been given, made, obtained, done and accomplished, and (y) necessary to create, preserve, protect and perfect the Security Interest granted by such Grantor to the Collateral Agent hereby in respect of its portion of the Collateral (other than unregistered patents, trademarks and copyrights and motor vehicles), have been given, made, obtained, done and accomplished; provided, however, that such notices and filings necessary (A) to protect the rights of such Grantor in any Scan-Based Inventory shall not be required, (B) to perfect Liens on Collateral of John Sands (Australia) Ltd. and John Sands (N.Z.) Ltd. located in Australia and New Zealand, as applicable, shall not be required, and (C) to perfect Liens on Collateral located at sales offices in Hong Kong and the People’s Republic of China shall not be required.

Section 3.5. Places of Business, Jurisdiction Where Organized, Locations of Collateral, etc. Each Grantor represents and warrants that on the Closing Date: (a) the principal place of business of such Grantor, or its chief executive office, if it has more than one place of business, is located at the address indicated on Schedule 3.5; (ii) the jurisdiction of formation or organization of such Grantor is set forth on Schedule 3.5; (iii) the U.S. Federal Tax I.D. Number and, if applicable, the organizational I.D. Number of such Grantor is set forth on Schedule 3.5; and (iv) all Inventory (other than Scan-Based Inventory in the possession of a Grantor Customer) and Equipment of such Grantor with an aggregate value in excess of $125,000 is located at one of the locations set forth on Schedule 3.5. Such Grantor does not, at and as of the date hereof, conduct business in any jurisdiction, and except as set forth on Schedule 3.5, in the preceding five years, such Grantor and any predecessors in interest have not conducted business in any jurisdiction, under any trade name, fictitious name or other name (including, without limitation, any names of divisions or predecessor entities), except the current legal name of such Grantor and such other trade, fictitious and other names as are listed on Schedule 3.5.

Section 3.6. Pledged Collateral. A true and complete list of all of the Pledged Collateral owned by each Grantor as of the Closing Date and, thereafter, the most recent Reporting Date is set forth on Schedule 3.6.

Section 3.7. Status of Pledged Collateral. All of the Pledged Equity Interests of each Grantor hereunder have been duly and validly issued and are fully paid and nonassessable. All of the Pledged Debt of each Grantor is the legal, valid and binding obligation of the Issuer thereof, enforceable in accordance with its terms. No Grantor is in default in the payment of any portion of any mandatory capital contribution, cash call, or other funding, if any, required to be made under any Governing Document relating to any of the Pledged Equity Interests of such Grantor. No Grantor is in violation or default of any other provisions of any such Governing Document. No Pledged Collateral of any Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person.

Section 3.8. Intellectual Property. A true and complete list of all Patents, Trademarks and Copyrights owned by each Grantor as of the Closing Date and, thereafter, the most recent Reporting Date is set forth on Schedule 3.8.

ARTICLE IV.

GENERAL COVENANTS

Section 4.1. No Other Liens; Defense of Title, etc. No Grantor will make or grant, or suffer or permit to exist, any Lien on any of its Collateral, other than the Permitted Liens. Each Grantor, at its sole cost and expense, will take any and all actions reasonably necessary and appropriate to defend title to its Collateral against any and all Persons and to defend the validity, enforceability, perfection, effectiveness and priority of the Security Interest of the Collateral Agent therein against any Lien other than Permitted Liens.

Section 4.2. Further Assurances; Filings and Recordings, etc.

(a) Each Grantor, at its sole cost and expense, will duly execute, acknowledge and deliver all such agreements, instruments and other documents and take all such actions requested by the Collateral Agent, including, without limitation, (i) physically pledging Instruments, Documents, Promissory Notes, Chattel Paper and certificates evidencing any Investment Property or any of the Pledged Collateral, to the Collateral Agent, (ii) obtaining Control Agreements in accordance with this Agreement, (iii) obtaining from other Persons such lien waivers and bailee letters, provided that, until a Default Event has occurred and is continuing, no such landlord lien waiver or bailee letter shall be required from the landlord or bailor of any location where the amount of Collateral maintained at such location individually, or in the aggregate for all such locations at which Collateral is maintained, is less than $250,000, (iv) obtaining from other Persons agreements evidencing the exclusive control and dominion of the Collateral Agent over any of the Collateral, in instances where obtaining control over such Collateral is the only or best method of perfection, and (v) making filings, recordings and registrations, as the Collateral Agent may from time to time instruct to better assure, preserve, protect and perfect the Security Interest of the Collateral Agent in the Collateral of such Grantor, and the rights and remedies of the Collateral Agent hereunder, or otherwise to further effectuate the intent and purposes of this Agreement and to carry out the terms hereof.

(b) Each Grantor, at its sole cost and expense, will (i) at all times cause this Agreement (and/or proper notices, financing statements or other registrations or filings in respect hereof, and supplemental collateral assignments or collateral security agreements in respect of any portion of the Collateral) to be duly filed, recorded, registered and published, and re-filed, re-recorded, re-registered and re-published in such manner and in such places as may be required under the UCC or other applicable law to establish, perfect, preserve and protect the rights, remedies and Security Interest of the Collateral Agent in or with respect to the Collateral of such Grantor, and (ii) pay all taxes, fees and charges and comply with all statutes and regulations, applicable to such filing, recording, registration and publishing and such re-filing, re-recording, re-registration and re-publishing.

Section 4.3. Use and Disposition of the Collateral.

(a) Unless and until a Default Event shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors thereof in writing that the rights of any or all of the Grantors under this Section 4.3(a) are suspended during the continuance of such Default Event, each Grantor may use and dispose of its Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Secured Creditor Document.

(b) No Grantor will consign any of its Inventory (other than Scan-Based Inventory) that, individually, or in the aggregate for all such consigned Inventory, exceeds $100,000, to any Person unless all filings of financing statements under the UCC and other actions and filings, registrations and recordings required under other applicable laws have been made to perfect the rights and interests of such Grantor in the consigned Inventory against creditors of and purchasers from the consignee.

(c) No Grantor will permit any of its Inventory or Equipment having a cost or market value (whichever is higher), individually, or in the aggregate for all such Inventory and Equipment, in excess of $1,000,000 (or such larger amount as shall be acceptable to the Collateral Agent, in its discretion) to be in the possession or control of any single warehouseman, bailee, processor, supplier or agent at any time, unless such warehouseman, bailee, processor, supplier or agent shall have been notified of the Security Interest and shall have agreed in writing to hold such Collateral subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Collateral, whether arising by operation of law or otherwise.

Section 4.4. Delivery or Marking of Chattel Paper; Assignment of Security From Account Debtors and Consignments; etc. Without limitation of any of the provisions of Section 4.2(a):

(a) If any amount payable to a Grantor under or in connection with any of the Collateral shall be or become evidenced by any Chattel Paper, Document, Promissory Note or Instrument, such Grantor will cause such Chattel Paper, Document, Promissory Note or Instrument to be delivered to the Collateral Agent and pledged as part of the Collateral hereunder, accompanied by any appropriate instruments or endorsements of transfer. In the case of any Chattel Paper, the Collateral Agent may require, in lieu of the delivery thereof to the Collateral Agent, that the writings evidencing the Chattel Paper be legended to reflect the Security Interest of the Collateral Agent therein, all in a manner acceptable to the Collateral Agent.

(b) If at any time any Grantor shall take and perfect a security interest in any property of any Account Debtor, as security for the Accounts owed by such Account Debtor and/or any of its Affiliates, or take and perfect a security interest arising out of the consignment to any Person of any Inventory or other Collateral, such Grantor shall, if requested by the Collateral Agent (which request may be made by the Collateral Agent only upon the written instructions of the Required Lenders (as defined in the Credit Agreement), issued by the Required Lenders, in their sole respective discretion), promptly execute and deliver to the Collateral Agent a separate assignment of all financing statements and other filings made to perfect the same. Such separate assignment need not be filed of public record unless necessary to continue the perfected status of the security interest of such Grantor against creditors of any transferees from the Account Debtor or consignee.

Section 4.5. Authorization to File Financing Statements. Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time to file in any jurisdiction any initial financing statements and all amendments thereto and continuations thereof that (a) indicate the Collateral (i) as “all assets” or “all personal property” of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required pursuant to the UCC for the sufficiency or filing office acceptance of any financing statement, amendment or continuation, including, but not limited to, (i) whether such Grantor is an organization, the type of organization and any organization identification number, and (ii) in the case of a financing statement that is filed as a fixture filing or indicating Collateral as As-Extracted Collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates.

Section 4.6. Modification of Terms of Accounts and Contracts, etc. No Grantor will enter into any material modification of the terms or provisions of any of its Accounts Receivable or Contracts, or grant any extension of time for the payment of any of its Accounts Receivable or Contracts, or compromise or settle the same for less than the full amount thereof, or release, wholly or partially, any person liable for the payment thereof or any guaranty, letter of credit, collateral or other obligation supporting or securing the payment thereof, or allow any credit or discount whatsoever thereon, other than modifications, extensions, compromises, settlements, credits and discounts granted or made (i) in the ordinary course of business or (ii) in accordance with the terms of the Credit Agreement.

Section 4.7. Maintenance of Records, etc. Each Grantor will keep and maintain at its own cost and expense satisfactory and complete records of its Accounts Receivable, Contracts and other Collateral, including, but not limited to, the originals of all documentation with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith. All billings and invoices issued by a Grantor with respect to its Accounts Receivable will be in compliance with, and conform to, the requirements of all applicable federal, state and local laws and any applicable laws of any relevant foreign jurisdiction. If a Default Event shall have occurred and be continuing and the Collateral Agent so directs, each Grantor shall legend, in form and manner satisfactory to the Collateral Agent, its Accounts Receivable and Contracts, as well as books, records and documents of such Grantor evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

Section 4.8. Schedules; Collateral Reports.

(a) Schedules. If any information contained in any Schedule to this Agreement shall become untrue or incorrect in any respect, or if any Grantor acquires or disposes of any of the Collateral such that any Schedule to this Agreement is no longer accurate or complete, then on the date on which the Company is required to deliver to the Global Agent a Compliance Certificate under the Credit Agreement (each a “Reporting Date”) immediately following the date on which such information becomes untrue or incorrect or after such acquisition or disposition occurs, such Grantor shall deliver to the Collateral Agent a new Schedule or Schedules to this Agreement without the need for any amendment to this Agreement pursuant to Section 10.17, provided that the delivery of such new Schedule or Schedules to this Agreement after any applicable Reporting Date shall not serve to cure, or constitute a waiver of, any Default Event that may have occurred as a result of such information becoming untrue, incorrect, inaccurate or incomplete in any material respect.

(b) Collateral Reports. Whenever requested to do so by the Collateral Agent, each Grantor will promptly, at its own sole cost and expense, deliver to the Collateral Agent, in written hard copy form or, if available, on magnetic tape or other computer or machine readable form, as specified by the Collateral Agent, such listings, agings, descriptions, schedules and other reports with respect to its Accounts Receivable, Inventory, Equipment and other Collateral as the Collateral Agent may reasonably instruct, all of the same to be in such scope, categories and detail as the Collateral Agent may have reasonably instructed and to be accompanied by copies of invoices and other documentation as and to the extent reasonably instructed by the Collateral Agent.

Section 4.9. Legal Status; Location of Inventory and Equipment. Each Grantor agrees that (a) it will not change its name, place of business or, if more than one, chief executive office, or its mailing address or organizational identification number, if it has one, in each case without providing the Collateral Agent at least 30 days’ prior written notice thereof, (b) if such Grantor does not have an organizational identification number and later obtains one, it will promptly notify the Collateral Agent of such organizational identification number, (c) it will not change its type of organization, jurisdiction of organization or other legal structure, and (d) it will not maintain any of its Inventory or Equipment with an aggregate value in excess of $125,000 at a location other than a location set forth on Schedule 3.5, in each case, unless (i) it shall have provided the Collateral Agent at least 30 days’ prior written notice thereof, and (ii) such action is permitted pursuant to the Credit Agreement or has been consented to by the Collateral Agent.

Section 4.10. Inspections and Verification. The Collateral Agent and such Persons as the Collateral Agent may designate shall have the right, at any Grantor’s own cost and expense, at any time or from time to time, on not less than two Business Day’s prior notice to the Company (on behalf of any applicable Grantor), to inspect the Collateral of such Grantor, all books and records related thereto (and to make extracts and copies thereof) and the premises upon which any of such Collateral is located, to discuss such Grantor’s affairs with the officers of such Grantor and its independent accountants, and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, such Collateral, including, in the case of Accounts or other Collateral in the possession of any third Person, by contacting Account Debtors or the third Person possessing such Collateral (after not less than two days’ prior notice to the applicable Grantor) for the purpose of making such verification, provided that, unless a Default Event has occurred and is continuing, Grantors shall not be required to pay for more than two such inspections in any calendar year. Any procedures or actions taken, prior to the occurrence and continuance of a Default Event, to verify Accounts by contacting Account Debtors, shall be effected by the Company’s independent accountants, acting at the direction of the Collateral Agent, in such manner (consistent with their normal auditing procedures) so as not to reveal the identity of the Collateral Agent or the existence of the Security Interest to the Account Debtors. The Company will instruct its independent accountants to undertake any such verification when and as requested by the Collateral Agent, but no more than twice in any calendar year, so long as no Default Event has occurred and is continuing. The results of any such verification by independent accountants shall be reported by such independent accountants to both the Collateral Agent and the Company. The Collateral Agent shall have the absolute right to share any information it gains from any such inspection or verification or from collateral reports furnished to it by a Grantor with the other Secured Creditors (it being understood that any such information shall be subject to the confidentiality provisions of the Credit Agreement or, with respect to the Senior Securities Holders, a separate confidentiality agreement, in form and substance substantially similar to the confidentiality provisions of the Credit Agreement or otherwise satisfactory to the Company and the Senior Securities Holders).

Section 4.11. Condition of Collateral. Each Grantor will maintain (a) its Equipment in good condition, ordinary wear and tear excepted and (b) all other tangible items of its Collateral, taken as an entirety, in such condition as is consistent with generally accepted business practices, ordinary wear and tear excepted.

Section 4.12. Insurance. Each Grantor will at all times keep its business and its Collateral insured in accordance with Section 6.03 of the Credit Agreement.

Section 4.13. Proceeds of Casualty Insurance, Condemnation or Taking.

(a) All amounts recoverable under any policy of casualty insurance or any award for the condemnation or taking by any governmental authority of any portion of the Collateral are hereby assigned to the Collateral Agent.

(b) Each Grantor will apply any such proceeds or amounts received by it in the manner provided in the Credit Agreement, including, if required under the terms of the Credit Agreement, by paying over the same directly to the Collateral Agent.

(c) In the event any portion of the Collateral suffers a casualty loss or is involved in any proceeding for condemnation or taking by any governmental authority, then, if a Default Event has occurred and is continuing, the Collateral Agent is authorized and empowered, at its option, to participate in, control, direct, adjust, settle and/or compromise any such loss or proceeding, to collect and receive the proceeds therefrom and, after deducting from such proceeds any expenses incurred by it in connection with the collection or handling thereof, to apply the net proceeds thereof to the Obligations in accordance with Section 8.4.

(d) If any proceeds are received by the Collateral Agent as a result of a casualty, condemnation or taking involving the Collateral and no Default Event has occurred and is continuing, then the Collateral Agent will promptly release such proceeds to the applicable Grantor, unless the Credit Agreement provides otherwise.

Section 4.14. Protective Advances by the Collateral Agent. At its option, but without being obligated to do so, the Collateral Agent may, upon prior notice to any applicable Grantor, after the occurrence and during the continuance of a Default Event, (a) pay and discharge past due taxes, assessments and governmental charges, at any time levied on or with respect to any of the Collateral of such Grantor which such Grantor has failed to pay and discharge in accordance with the requirements of this Agreement or any of the other Secured Creditor Documents, (b) pay and discharge any claims of other creditors of such Grantor which are secured by any Lien on any Collateral, other than a Permitted Lien, (c) pay for the maintenance, repair, restoration and preservation of the Collateral to the extent such Grantor fails to comply with its obligations in regard thereto under this Agreement and the other Secured Creditor Documents or the Collateral Agent reasonably believes payment of the same is necessary or appropriate to avoid a material loss or material diminution in value of the Collateral, and/or (d) obtain and pay the premiums on insurance for the Collateral which such Grantor fails to maintain in accordance with the requirements of this Agreement and the other Secured Creditor Documents, and each Grantor agrees to reimburse the Collateral Agent on demand for all payments and expenses incurred by the Collateral Agent with respect to such Grantor or any of its Collateral pursuant to the foregoing authorization, provided, however, that nothing in this Section shall be construed as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any other Secured Creditor to cure or perform, any covenants or other agreements of any Grantor with respect to any of the foregoing matters as set forth herein or in any of the other Loan Documents.

Section 4.15. Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim, the recovery from which could reasonably be expected to exceed $250,000, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor, which sets forth the details thereof and grants to the Collateral Agent (for the benefit of the Secured Creditors) a Lien thereon and on the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

ARTICLE V.

SPECIAL PROVISIONS CONCERNING

ACCOUNTS AND COLLECTION OF ACCOUNTS, ETC.

Section 5.1. Deposit Accounts.

(a) The Grantors shall cause all deposit accounts to be subject at all times on and after the date set forth in Section 4.04(i) of the Credit Agreement to a fully effective Deposit Account Control Agreement except (i) any payroll account used exclusively for funding the payroll obligations of the Grantors in the ordinary course of business or (ii) any other deposit account (other than a deposit account listed on Schedule 4.04(i) of the Credit Agreement) so long as at any date of determination the aggregate average monthly balance for the 12 months ending on such date in any such deposit account is not in excess of $5,000,000 and the aggregate average monthly balance for the 12 months ending on such date of all deposit accounts that are not subject to Deposit Account Control Agreements is not in excess of $10,000,000 (any deposit account that is not required to be subject to a Deposit Account Control Agreement pursuant to this Section shall be referred to as an “Excluded Deposit Account”).

(b) Immediately upon the creation or acquisition of any new deposit account (other than any deposit account that would qualify as an Excluded Deposit Account) or any interest therein by any Grantor, such Grantor shall cause to be in full force and effect, prior to the deposit of any funds therein, a Deposit Account Control Agreement duly executed by such Grantor, the Collateral Agent and the applicable Depositary Bank.

Section 5.2. Securities Accounts.

(a) The Grantors shall cause all securities accounts to be subject at all times to a fully effective Securities Account Control Agreement.

(b) Immediately upon the creation or acquisition of any new Securities Account or any interest therein by any Grantor, such Grantor shall cause to be in full force and effect, prior to the crediting of any Financial Asset with respect to which any Grantor is an Entitlement Holder, a Securities Account Control Agreement duly executed by such Grantor, the Collateral Agent and the applicable Securities Intermediary.

Section 5.3. Operation of Collateral Accounts. Except as expressly permitted pursuant to this Agreement or the Credit Agreement, the Grantors shall cause all cash and Cash Equivalents and all securities entitlements to be maintained in Collateral Accounts. Prior to the occurrence and continuance of a Default Event, the Grantors may withdraw, or direct the disposition of, funds and other investments or financial assets held in the Collateral Accounts. Upon the occurrence and during the continuance of a Default Event, upon written notice to any Grantor, the Collateral Agent shall be permitted to (i) retain, or instruct the relevant Securities Intermediary or Depositary Bank to retain, all cash and investments held in any Collateral Account, (ii) liquidate or issue Entitlement Orders with respect to, or instruct the relevant Securities Intermediary or Depositary Bank to liquidate, any or all investments or Financial Assets held in any Collateral Account, (iii) issue a “notice of exclusive control” or other similar instructions with respect to any Collateral Account and instruct the Depositary Bank or Securities Intermediary to follow the instructions of the Collateral Agent, and (iv) withdraw any amounts held in any Collateral Account and apply such amounts in accordance with the terms of this Agreement.

Section 5.4. Collection of Accounts.

(a) Each Grantor shall, in a manner consistent with the provisions of this Section 5, endeavor to cause to be collected from the Account Debtor named in each of its Accounts, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures), any and all amounts owing under or on account of such Accounts and shall cause such collections to deposited or held in a Collateral Account.

(b) Each Grantor shall, and the Collateral Agent hereby authorizes each Grantor to, enforce and collect all amounts owing to it on its Inventory and Accounts, for the benefit and on behalf of the Collateral Agent and the other Secured Creditors; provided, however, that such privilege may at the sole option of the Collateral Agent, by notice to the Company (on behalf of all Grantors), be terminated upon the occurrence and during the continuance of any Default Event.

Section 5.5. Collateral Concentration Account.

(a) After the occurrence and during the continuance of a Default Event, the Collateral Agent shall have the right, upon written notice to the Company, to establish the Collateral Concentration Account pursuant to which, among other things, the Collateral Agent shall have sole dominion and control over all funds held to the credit of, and all disbursements from, the Collateral Concentration Account.

(b) Upon the establishment of the Collateral Concentration Account, (i) all of the funds on deposit in or credited to any Controlled Deposit Account shall, upon the instruction of the Collateral Agent to the appropriate Depositary Banks after the issuance of a “notice of exclusive control,” be transferred to the Collateral Concentration Account on a daily or other basis specified by the Collateral Agent, (ii) no Grantor will have the right of withdrawal from the Collateral Concentration Account or any of the Collateral Accounts, (iii) the Collateral Agent shall have the right to liquidate any investments held in any Securities Account and have the proceeds thereof deposited in the Collateral Concentration Account, and (iv) all amounts held in the Collateral Concentration Account or any of the Collateral Accounts may be applied, in the Collateral Agent’s discretion, towards payment of the Obligations in accordance with the terms of this Agreement.

(c) Upon the establishment of the Collateral Concentration Account and at all times thereafter, each Grantor agrees (i) to cause all payments by its Account Debtors to be immediately deposited in a Controlled Deposit Account, if such Account Debtors have not already been instructed to do so, and (ii) to deposit promptly all payments received by it from any other sale of any of its Collateral, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in a Controlled Deposit Account in precisely the form received (but with any endorsements of such Grantor necessary for deposit or collection). Until any such payments are so deposited, such payments shall be held in trust by such Grantor for and as the property of the Collateral Agent, for the benefit of the Secured Creditors.

ARTICLE VI.

SPECIAL PROVISIONS CONCERNING PLEDGED COLLATERAL

Section 6.1. Delivery of Certificates and Instruments for Pledged Collateral.

(a) On or prior to the Closing Date, each Grantor shall pledge and deposit with the Collateral Agent all certificates or instruments, if any, representing any of the Pledged Collateral at the time owned by such Grantor and subject to the Security Interest hereof, duly endorsed in blank in the case of any instrument, and accompanied by undated stock powers duly executed in blank by such Grantor or such other instruments of transfer as are acceptable to the Collateral Agent, in the case of Pledged Equity Interests; provided, however, that, notwithstanding the foregoing, each Promissory Note listed on Schedule 3.6 (other than the Master Intercompany Note), duly endorsed in blank, shall be delivered to the Collateral Agent on or before May 4, 2006, unless such Promissory Note is excluded from the term Collateral under Section 2.1(b).

(b) If a Grantor shall acquire (by purchase, conversion, exchange, stock dividend or otherwise) any additional Pledged Collateral, at any time or from time to time after the date hereof which is or are intended to be subjected to the Security Interest hereof and which is or are represented by certificates or instruments, such Grantor shall (i) forthwith pledge and deposit with the Collateral Agent all such certificates or instruments, duly endorsed in blank in the case of Intercompany and Third Party Notes, and accompanied by undated stock powers duly executed in blank by such Grantor or such other instruments of transfer as are acceptable to the Collateral Agent, in the case of Equity Interests, and (ii) promptly thereafter deliver to the Collateral Agent a certificate executed by an authorized officer of such Grantor describing such additional Pledged Collateral and certifying that the same have been duly pledged with the Collateral Agent hereunder.

(c) Perfection under Foreign Law. Without limitation of any other provision of this Agreement but subject to Section 2.1(b), if any of the Equity Interests owned by a Grantor (whether or not now owned or hereafter acquired) that are intended to be subjected to the Security Interest hereof are issued by an Issuer that is a Foreign Subsidiary or Person organized under the laws other than under the laws of the United States, any State thereof or the District of Columbia, at the written request of the Collateral Agent, such Grantor shall promptly execute and deliver to the Collateral Agent a separate pledge document covering such Equity Interests, conforming to the requirements of the law of the jurisdiction in which such Foreign Subsidiary or other Person is organized and satisfactory in form and substance to the Collateral Agent, together with an opinion of local counsel as to the perfection of the security interest provided for therein. Each Grantor further agrees to take such actions as the Collateral Agent deems reasonably necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder in respect thereof or under such separate pledge agreement.

Section 6.2. No Assumption of Liability, etc.

(a) The Security Interest granted by the Grantors herein is granted as security only and shall not subject the Collateral Agent or any other Secured Creditor to, or in any way alter or modify, any obligation or liability of such Grantor with respect to or arising out of, any of the Pledged Collateral.

(b) Nothing herein shall be construed to make the Collateral Agent liable as a general partner or limited partner of any Pledged Entity or a shareholder of any corporation, and the Collateral Agent by virtue of this Agreement or any actions taken as contemplated hereby (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Entity or a stockholder of any corporation. The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of an Equity Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent and/or a Grantor or any other Person.

(c) Except as provided in the last sentence of Section 6.2(b), the Collateral Agent, by accepting this Agreement, did not intend to become a general partner, limited partner or member of any Pledged Entity or a shareholder of any corporation or otherwise be deemed to be a co-venturer with respect to any Grantor or any Pledged Entity or a shareholder of any corporation either before or after a Default Event shall have occurred. The Collateral Agent shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a general partner, or limited partner or member of any Pledged Entity or of a Grantor.

Section 6.3. Registration of Collateral in the Name of the Collateral Agent, etc. The Collateral Agent shall have the right, at any time after the occurrence and continuation of a Default Event, in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable voting and similar rights specified in this Article VI. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

Section 6.4. Appointment of Sub-agents; Endorsements, etc. The Collateral Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the instruments and certificates evidencing any of the Pledged Collateral, which may be held (in the sole discretion of the Collateral Agent) in the name of the relevant Grantor, endorsed or assigned in blank or in favor of the Collateral Agent or any nominee or nominees of the Collateral Agent or a sub-agent appointed by the Collateral Agent.

Section 6.5. Voting Rights. Unless and until a Default Event shall have occurred and be continuing, each Grantor shall be entitled to exercise all voting rights attaching to any and all Pledged Collateral owned by it, and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in the breach of any covenant contained in or be inconsistent with, any of the terms of this Agreement, any other Secured Creditor Document or any Designated Hedge Document, or which would have the effect of materially impairing the position or interests of the Collateral Agent or any Secured Creditor therein. All such rights of such Grantor to vote and to give consents, waivers and ratifications shall cease in case a Default Event shall occur and be continuing.

Section 6.6. Entitlement of Grantors to Cash Dividends and Distributions. A Grantor shall be entitled to receive all cash dividends or distributions payable in respect of its Pledged Collateral, except as otherwise provided in this Article VI.

Section 6.7. Entitlement of Collateral Agent to Dividends and Distributions. The Collateral Agent shall be entitled to receive, and to retain as part of the Pledged Collateral:

(a) all cash dividends and distributions payable in respect of the Pledged Collateral at any time when a Default Event shall have occurred and be continuing; and

(b) regardless of whether or not a Default Event shall have occurred and be continuing at the time of payment or distribution thereof:

(i) all cash dividends and distributions in respect of the Pledged Collateral that are reasonably determined by the Collateral Agent to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital;

(ii) all other or additional stock, other securities, partnership interests, membership interests or property (other than cash to which a Grantor is entitled under Section 6.6) paid or distributed by way of dividend (including, without limitation, any payment in kind dividend) or otherwise in respect of the Pledged Collateral;

(iii) all other or additional stock, other securities, partnership interests, membership interests or property (including cash) paid or distributed in respect of the Pledged Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iv) all other or additional stock, other securities, partnership interests or membership interests that may be paid in respect of the Pledged Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate, partnership or limited liability company reorganization.

Section 6.8. Application of Dividends and Distributions. If no Default Event shall have occurred and be continuing at such time, the Collateral Agent will, at the request of the Company (on behalf of any applicable Grantor or Grantors), pay over to the Global Agent, for application to the payment or prepayment of any of the Obligations, any cash held by it as Pledged Collateral which is attributable to dividends or distributions received by it and then held as part of the Collateral pursuant to this Article VI. If a Default Event shall have occurred and be continuing, all dividends and distributions received by the Collateral Agent and then held by it pursuant to this Article VI as part of the Pledged Collateral will be applied as provided in Section 8.4.

Section 6.9. Turnover by Grantors. All dividends, distributions or other payments that are received by any Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

Section 6.10. Registration under 1933 Act, etc. If a Default Event shall have occurred and be continuing and a Grantor shall have received from the Collateral Agent a written request or requests that such Grantor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Equity Interests of its Subsidiaries, such Grantor as soon as practicable and at its sole expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (the “Securities Act”) (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements, provided that the Collateral Agent shall furnish to such Grantor such information regarding the Collateral Agent as such Grantor may request in writing and as shall be required in connection with any such registration, qualification or compliance. The relevant Grantor will advise the Collateral Agent in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Collateral Agent such number of prospectuses, offering circulars and other documents incident thereto as the Collateral Agent from time to time may reasonably request, and will indemnify the Collateral Agent and all others participating in the distribution of such Pledged Equity Interests against all claims, losses, damages or liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Grantor by the Collateral Agent expressly for use therein.

Section 6.11. Sale of Pledged Equity Interests in Connection with Enforcement. If at any time when the Collateral Agent shall determine to exercise its right to sell all or any part of the Pledged Equity Interests pursuant to Section 8.1, and such Pledged Equity Interests or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, the Collateral Agent may, in its sole and absolute discretion and to the fullest extent permitted by applicable law now or hereafter in effect, sell such Pledged Equity Interests or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable in order that such sale may legally be effected without such registration, provided that at least 10 days’ prior notice of the time and place of any such sale shall be given to the relevant Grantor. Without limiting the generality of the foregoing, in any such event the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Equity Interests or part thereof shall have been filed under such Securities Act, (b) may approach and negotiate with a single possible purchaser to effect such sale and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Equity Interests or part thereof. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability to any Grantor for selling all or any part of the Pledged Equity Interests at a price which the Collateral Agent may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

ARTICLE VII.

SPECIAL PROVISIONS CONCERNING INTELLECTUAL PROPERTY.

Section 7.1. Intellectual Property. Each Grantor represents and warrants that as of the Closing Date and, thereafter, as of the most recent Reporting Date: (i) it is the true and lawful owner of the Trademarks listed on Schedule 3.8 and that said listed Trademarks constitute all the marks registered in the United States Patent and Trademark Office that such Grantor now owns; (ii) it is the true and lawful owner of all rights in the Patents listed on Schedule 3.8 and said Patents constitute all the United States patents and applications for United States patents that such Grantor now owns; and (iii) it is the true and lawful owner of all rights in the Copyright registrations listed on Schedule 3.8 and said Copyrights constitute all the registered United States copyrights that such Grantor now owns. Each Grantor further warrants that it is aware of no third party claim that any aspect of such Grantor’s present or contemplated business operations infringes or will infringe any Trademark, Patent or Copyright in a manner that could reasonably be expected to have a Material Adverse Effect.

Section 7.2. Collateral Assignments; Further Assurances. Upon request of the Collateral Agent whenever made, any Grantor shall promptly execute and deliver to the Collateral Agent such Collateral Assignment Agreements as the Collateral Agent shall request in connection with such Grantor’s owned Intellectual Property. Each Grantor agrees that it will take such action, and deliver such documents or instruments, as the Collateral Agent shall request in connection with the preparation, filing or registration and enforcement of any Collateral Assignment Agreement.

Section 7.3. Assignments. Each Grantor hereby agrees not to divest itself of any material right under or with respect to any Intellectual Property or Permit material to its business other than in the ordinary course of business, or if, in its reasonable business judgment, maintenance of such Intellectual Property or Permit is no longer desirable in the conduct of its business or as expressly permitted pursuant to the Credit Agreement absent prior written approval of the Collateral Agent.

Section 7.4. Infringements. Each Grantor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating any of such Grantor’s rights in and to any Intellectual Property that has a Material Adverse Effect (any such Intellectual Property, “Significant Intellectual Property”), or with respect to any party claiming that such Grantor’s use of any Significant Intellectual Property violates any property right of that party, to the extent that such infringement or violation could reasonably be expected to have a Material Adverse Effect. Each Grantor further agrees, unless otherwise directed by the Collateral Agent, diligently to prosecute any Person infringing any Significant Intellectual Property in a manner consistent with its past practice and in the ordinary course of business.

Section 7.5. Trademarks.

(a) Preservation of Trademarks. Each Grantor agrees to use or license the use of its owned Trademarks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Trademarks as trademarks or service marks registered under the laws of the United States, provided that such Grantor shall not be obligated to preserve any Trademark in the event such Grantor determines, in its reasonable business judgment, that the preservation of such Trademark is no longer desirable in the conduct of its business.

(b) Maintenance of Registration. Each Grantor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. §§ 1051, et seq. to maintain trademark registrations with respect to Trademarks owned by it the failure of which to maintain could reasonably be expected to have a Material Adverse Effect, including but not limited to, affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its owned Trademarks pursuant to 15 U.S.C. §§ 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld or delayed, except if, in such Grantor’s reasonable business judgment, such maintenance of such Trademark is no longer desirable in the conduct of its business.

(c) Future Registered Trademarks. If any Trademark registration issues hereafter to a Grantor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, then, in accordance with Section 4.8(a), such Grantor shall deliver to the Collateral Agent an updated Schedule 3.8, and a grant of security in such Trademark or to the Collateral Agent, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

Section 7.6. Patents.

(a) Maintenance of Patents. At its own expense, each Grantor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. § 41 to maintain in force rights under each Patent except if, in its reasonable judgment, such maintenance of such Patent is no longer desirable in the conduct of its business.

(b) Prosecution of Patent Applications. At its own expense, each Grantor shall diligently prosecute all applications for United States patents, and shall not abandon any such application, except in favor of a continuation application based on such application, prior to exhaustion of all reasonable administrative and judicial remedies, absent written consent of the Collateral Agent, which such consent shall not be unreasonably withheld or delayed, provided that such Grantor shall not be obligated to prosecute any application in the event such Grantor determines, in its reasonable business judgment that the prosecuting of such application is no longer necessary or desirable in the conduct of its business.

Section 7.7. Other Patents and Copyrights. If any Grantor acquires title to a United States Patent or Copyright, or files an application for a United States Patent or Copyright, such Grantor shall deliver to the Collateral Agent an updated Schedule 3.8, in accordance with Section 4.8(a), together with a copy of said Patent or Copyright or application, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

Section 7.8. Remedies Relating to Intellectual Property. If a Default Event shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Grantor, take any or all of the following actions: (a) declare the entire right, title and interest of such Grantor in and to each of the owned Copyrights, Patents and Trademarks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Collateral

Agent for the benefit of the Secured Creditors, in which case such Grantor agrees to execute an assignment in form and substance reasonably satisfactory to the Collateral Agent, of all its rights, title and interest in and to the Copyrights, Patents and Trademarks to the Collateral Agent for the benefit of the Secured Creditors; (b) take and practice or sell the Copyrights or Patents and take and use or sell the Trademarks owned by such Grantor and the goodwill of such Grantor’s business symbolized by the Trademarks and the right to carry on the business and use the assets of the Grantor in connection with which the Trademarks have been used; and (c) direct such Grantor to refrain, in which event such Grantor shall refrain, from using the Copyrights, Patents and Trademarks owned by such Grantor in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, execute such other and further documents that the Collateral Agent may request to further confirm the foregoing and to transfer ownership of the Copyrights, Patents and Trademarks, and registrations, and any pending trademark application, to the Collateral Agent for the benefit of the Secured Parties.

ARTICLE VIII.

REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

Section 8.1. Remedies Generally; Obtaining of the Collateral. Each Grantor agrees that, if a Default Event shall have occurred and be continuing, then and in every such case, subject to applicable law then in effect, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the UCC in all relevant jurisdictions and may exercise any or all of the following rights (all of which each Grantor hereby agrees is commercially reasonable to the fullest extent permitted under applicable law now or hereafter in effect):

(a) personally, or by agents’ attorneys or other authorized representatives, immediately take possession of the Collateral or any part thereof, from such Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Grantor’s or such other Person’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Grantor;

(b) instruct the obligor or obligors on any Account, agreement, instrument or other obligation (including, without limitation, Account Debtors) constituting the Collateral to make any payment required by the terms of such Account, agreement, instrument or other obligation directly to the Collateral Agent and/or directly to a lockbox under the sole dominion and control of the Collateral Agent or to the Collateral Concentration Account;

(c) sell, assign or otherwise liquidate, or direct such Grantor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

(d) issue a “notice of exclusive control” with respect to any or all of the Controlled Deposit Accounts and issue instructions with respect thereto;

(e) withdraw any or all monies, securities and/or instruments in the Collateral Concentration Account or any Collateral Account for application to the Obligations in accordance with Section 8.4;

(f) pay and discharge taxes, Liens or claims on or against any of the Collateral;

(g) pay, perform or satisfy, or cause to be paid, performed or satisfied, for the benefit of any Grantor, any of the obligations, terms, covenants, provisions or conditions to be paid, observed,

performed or satisfied by such Grantor under any contract, agreement or instrument relating to its Collateral, all in accordance with the terms, covenants, provisions and conditions thereof, as and to the extent that such Grantor fails or refuses to perform or satisfy the same;

(h) enter into any extension of, or any other agreement in any way relating to, any of the Collateral;

(i) make any compromise or settlement the Collateral Agent deems desirable or necessary with respect to any of the Collateral; and/or

(j) take possession of the Collateral or any part thereof, by directing such Grantor or any other Person in possession thereof in writing to deliver the same to the Collateral Agent at any place or places reasonably designated by the Collateral Agent, in which event such Grantor shall at its own expense:

(i) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent,

(ii) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 8.2, and

(iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in substantially the same condition prior to such action;

it being understood that such Grantor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Grantor of said obligation.

Section 8.2. Disposition of the Collateral. Upon the occurrence and continuance of a Default Event, any Collateral repossessed by the Collateral Agent under or pursuant to Section 8.1 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale of the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. Except in the case of any Collateral that is perishable or threatens to decline speedily in value or is a of a type customarily sold on a recognized market, (a) in the case of any such disposition which shall be a private sale or other private proceedings permitted by such requirements, such sale shall be made upon not less than 10 days’ prior written notice to such Grantor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Grantor or any nominee of the relevant Grantor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified, and (b) in the case of any such disposition which shall be a public sale permitted by such requirements, such sale shall be made upon not less than 10 days’ prior written notice to the relevant Grantor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent’s sole option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the city where such

Collateral is located. To the extent permitted by any such requirement of law, the Collateral Agent on behalf of the Secured Creditors (or certain of them) may bid for and become the purchaser (by bidding in Obligations or otherwise) of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Grantor (except to the extent of surplus money received as provided in Section 8.4). Unless so obligated under mandatory requirements of applicable law, the Collateral Agent shall not be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Grantor as hereinabove specified. The Collateral Agent need give the relevant Grantor only such notice of disposition as the Collateral Agent shall deem to be reasonably practicable in view of such mandatory requirements of applicable law.

Section 8.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Grantor hereby further waives, to the extent permitted by law: (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct; (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws to the fullest extent permitted by applicable law now or hereafter in effect. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against the relevant Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the relevant Grantor.

Section 8.4. Application of Proceeds. All Collateral and proceeds of Collateral obtained and realized by the Collateral Agent in connection with the enforcement of this Agreement pursuant to this Article 8 shall be applied as follows:

(a) first, to the payment of any Administrative Obligations, including, but not limited to, the costs and expenses of the Collateral Agent in connection with any sale, collection or other realization incurred by the Collateral Agent under the provisions of this Agreement, or any other fees (including, without limitation, reasonable attorneys’ fees, accountants’ fees and other fees for special advisors or consultants retained by the Collateral Agent), expenses, liabilities (including, without limitation, rights to indemnification) or advances made or incurred by the Collateral Agent in connection with the administration or enforcement of the Secured Creditor Documents;

(b) second, to each Secured Creditor in an amount equal to the Secured Creditor Pro Rata Share in respect of such Secured Creditor until all of the Obligations shall have been indefeasibly paid in full, which application, in the case of the Lenders, shall be applied to the Obligations owing to such Lenders in the manner provided in Section 8.03 of the Credit Agreement; and

(c) third, to the extent remaining after the application pursuant to the preceding clause (b) and following the termination of this Agreement pursuant to Section 10.10, to the relevant Grantor or to whomever may be lawfully entitled to receive such payment.

Section 8.5. Remedies Cumulative, etc. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, any Designated Hedge Agreement or the other Secured Creditor Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy, or partial or single exercise thereof, and no renewal or extension of any of the Obligations, shall impair or constitute a waiver of any such right, power or remedy or shall be construed to be a waiver of any Default or Default Event or an acquiescence therein. No notice to or demand on any Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.

Section 8.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Grantor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

Section 8.7. Purchasers of Collateral. Upon any sale of any of the Collateral by the Collateral Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.

ARTICLE IX.

INTERCREDITOR PROVISIONS

Section 9.1. Obligations to be Ratably Secured. In order to comply with the provisions of Section 1008 of the Senior Indenture, the Grantors, the Collateral Agent and the Secured Creditors agree that until the Senior Indenture Collateral Condition ceases to exist all of the Obligations shall be secured equally and ratably pursuant to the provisions of this Article IX. In the event that the Senior Securities Holders (or any trustee or designee acting on behalf of the Senior Securities Holders) shall request the Global Agent, the Lenders, and the Collateral Agent to enter into a separate intercreditor agreement with respect to the Collateral at any time prior to the date on which the Senior Indenture Collateral Condition ceases to exist, then the Grantors and the Collateral Agent, acting on behalf of the Lenders and the Collateral Agent shall enter into an intercreditor agreement (containing terms and conditions substantially similar to those set forth in this Article IX) with the Senior Securities Holders (or any trustee or designee acting on their behalf) to facilitate the terms and conditions of this Article IX.

Section 9.2. Appointment of the Collateral Agent. By its acceptance of the benefits of this Agreement or, in the case of any Lender, by such Lender becoming a party to the Credit Agreement, each Secured Creditor hereby appoints National City Bank (together with its successors and assigns) as the Collateral Agent under this Agreement and each other Collateral Document, with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement and the other Collateral Documents, together with such other powers as are reasonably incidental thereto in order to carry out the intent of this Agreement and the other Collateral Documents in the opinion of the Collateral Agent, and National City Bank hereby accepts such appointment as the Collateral Agent under this Agreement and the other Collateral Documents. Neither the Collateral Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

Section 9.3. Secured Creditor Pro Rata Distribution of the Collateral. The Collateral Agent shall be the secured party, beneficiary or mortgagee, as applicable, under the Collateral Documents. The Collateral shall be held for the benefit of the Secured Creditors on a pari passu basis and shall serve as security for the Obligations. Subject to the terms of this Agreement, the Collateral Agent shall receive, hold, administer and enforce the Collateral Documents, and foreclose upon, collect, dispose of all or any part of the Collateral, for the benefit of the respective Secured Creditors based upon the Secured Creditor Pro Rata Share of each such Secured Creditor, and deliver to the Secured Creditors, the proceeds therefrom for the benefit of the respective Secured Creditors, based upon the Secured Creditor Pro Rata Share of each respective Secured Creditor, in accordance with the terms of this Agreement. Each Secured Creditor agrees that any security interest or Lien granted to any Secured Creditor with respect to the Collateral, or any part thereof, whether granted prior to, or on or after, the date of this Agreement, shall be deemed to be held by such Secured Creditor for the benefit of the Secured Creditors pursuant to the terms of this Agreement. Each Secured Creditor further agrees that, notwithstanding the relative priority or time of granting, creation, attachment or perfection under applicable law of any security interest or Lien, if any, of the Collateral Agent or any Secured Creditor, whether such security interest or Lien shall arise now or hereafter be acquired, such security interest or Lien shall be a first priority security interest or Lien in favor of the Collateral Agent to secure the Obligations on a pari passu basis for the benefit of the respective Secured Creditors in accordance with the provisions of this Agreement.

Section 9.4. Payments or Proceeds Received by a Secured Creditor Prior to a Sharing Event. Prior to the occurrence of a Sharing Event, the Secured Creditors agree that any Secured Creditor may accept and apply payments made from any source (including proceeds of the Collateral) on or in respect of the Obligations owing to such Secured Creditor without any responsibility to turn over to the Collateral Agent or share with any other Secured Creditor such payments, except as otherwise specifically provided in the Credit Agreement with respect to sharing among the Lenders.

Section 9.5. Payments or Proceeds Received by the Collateral Agent Prior to a Sharing Event. If the Collateral Agent (in its capacity as the Collateral Agent and not in any other capacity) shall receive any payments from any source (including proceeds of the Collateral) on or in respect of the Obligations at any time prior to the occurrence of a Sharing Event, such payment or proceeds shall be delivered to the appropriate Secured Creditor or, so long as no Default Event shall exist, to the appropriate Grantor, as the case may be. If a Default Event shall have occurred, the Collateral Agent shall not deliver the proceeds of any of the Collateral to any Grantor unless the Required Lenders so direct.

Section 9.6. Payments or Proceeds Received After a Sharing Event. After the occurrence of a Sharing Event, (a) any payment received (whether from the proceeds of the Collateral or otherwise) from any Grantor by any Secured Creditor shall be immediately forwarded to the Collateral Agent to be distributed in accordance with the provisions of Section 9.7, and (b) any payment received (whether from the proceeds of the Collateral or otherwise) by the Collateral Agent shall be distributed in accordance with the provisions of Section 9.7.

Section 9.7. Distribution of Proceeds. Except as set forth in Section 9.6, any proceeds received by the Collateral Agent at any time shall be applied by the Collateral Agent in accordance with the provisions of Section 8.4. Notwithstanding the foregoing, any amounts to be distributed for application to a Secured Creditor’s liabilities with respect to any issued but undrawn (or unpaid) Letter of Credit shall be held by the Collateral Agent in an interest bearing trust account (the “Collateral Trust Account”) as collateral security for such liabilities until a drawing on such Letter of Credit, at which time such amounts, together with interest accrued thereon, shall be released by the Collateral Agent and applied to such liabilities. If any such Letter of Credit shall expire without having been drawn upon (or paid) in full, the amounts held in the Collateral Trust Account with respect to the undrawn (or unpaid) portion of such Letter of Credit, together with interest accrued thereon, shall be applied by the Collateral Agent in accordance with this Section 9.7.

Section 9.8. Delivery of the Collateral to the Collateral Agent. If any Secured Creditor receives possession of any portion of the Collateral, or any proceeds thereof, whether prior to or after the occurrence of a Sharing Event, such Secured Creditor shall receive and hold the same in trust for the Collateral Agent and shall deliver such Collateral or proceeds thereof to the Collateral Agent, wherein the Collateral Agent shall hold or dispose of such Collateral in accordance with the provisions of this Agreement.

Section 9.9. Return of Payments. If any payment or other proceeds received by any Secured Creditor shall be required to be repaid or returned, in whole or in part, by such Secured Creditor to the payor thereof, or to any trustee, agent or other representative, or such payment shall be otherwise rescinded, in whole or in part, pursuant to applicable law, each other Secured Creditor that shall have received all or any part of such payment or proceeds shall promptly, upon written demand, return all or the ratable part, as the case may be, of the portion of such payment or proceeds so received by such other Secured Creditor (and any interest thereon to the extent the same is required to be paid by the Secured Creditor originally receiving such payment or proceeds in respect of the return of such payment or proceeds thereof) in order to equitably adjust for the return of all or part of such payment or proceeds.

Section 9.10. Secured Creditor Rights and Remedies.

(a) Except as set forth in subpart (c) below, each Secured Creditor shall have the rights and remedies available to it under its respective Secured Creditor Documents, other than rights specifically reserved for the Collateral Agent under any of the other Collateral Documents, upon the occurrence of a Default Event or otherwise, including, but not limited to, the right to (i) accelerate any of the Obligations owing to such Secured Creditor, (ii) institute suit against any Grantor, and (iii) take any other enforcement action with respect to any Default Event; provided, however, that each Secured Creditor agrees that it shall have recourse under or by virtue of the Collateral Documents to the Collateral only through the Collateral Agent and that no Secured Creditor shall have any independent recourse to the liens and security interests created by the Collateral Documents or otherwise, except that any Secured Creditor may set-off any amount of any balances held by it for the account of any Grantor or any other property held or owing by such Secured Creditor to or for the credit or the account of any Grantor (provided that the amount set-off shall be delivered to the Collateral Agent for application pursuant the terms of this Agreement).

(b) Upon the occurrence of a Sharing Event, the appropriate Secured Creditor shall promptly, and in any event within one Business Day thereafter, provide notice to the Collateral Agent of the occurrence of such Sharing Event and, upon receipt of such notice, the Collateral Agent shall promptly, and in any event within one Business Day of receipt thereof, deliver a copy to all of the Secured Creditors; provided, however, that the failure to provide any of the foregoing notices shall not affect, in any way, any of the rights or obligations of any Person under this Agreement.

(c) Upon receipt of a notice of a Sharing Event and at all times thereafter, no Secured Creditor (other than the Collateral Agent) shall institute suit against any Grantor or otherwise take any other enforcement action with respect to the Collateral.

(d) By accepting any proceeds of the Collateral pursuant to this Agreement or the benefits of any Security Document, a Secured Creditor shall be deemed to be bound by the terms and conditions set forth herein.

Section 9.11. Rights and Remedies of the Collateral Agent Upon Sharing Event. Upon the occurrence of a Sharing Event, the Required Lenders may notify and direct the Collateral Agent to enforce the rights of the Secured Creditors in and to the Collateral through such remedies as may be available pursuant to the terms and conditions of any Collateral Document, at law or in equity, or otherwise. The Collateral Agent shall act as the Required Lenders may, in their sole discretion, direct, provided that the Collateral Agent shall have no liability for acting in accordance with such request and no Secured Creditor shall have any liability to any other Secured Creditor in connection with any such request. The Collateral Agent shall not release any Liens or Collateral without the direction or consent of the Required Lenders, except as expressly permitted pursuant to Section 9.14.

Section 9.12. Appointment of Power of Attorney. Each Secured Creditor irrevocably authorizes, appoints, and empowers the Collateral Agent to act as such Secured Creditor’s attorney-in-fact with respect to the Collateral, or any part thereof, or under or with respect to any of the Collateral Documents, as the Collateral Agent may deem necessary or advisable for the enforcement of the provisions of this Agreement or the other Collateral Documents, or to otherwise carry out the intent of the provisions of this Agreement. Each Secured Creditor shall execute and deliver to the Collateral Agent such powers of attorney, assignments, or other instruments as may be requested by the Collateral Agent to enable the Collateral Agent to enforce any and all of the Collateral Agent’s rights or duties under this Agreement and the other Collateral Documents.

Section 9.13. Obligations Unaffected; Modification of Secured Creditor Documents. Except for the agreements set forth herein, the other Secured Creditor Documents shall be unaffected hereby. Each Secured Creditor shall be entitled to amend, restate or otherwise modify any of their respective Secured Creditor Documents in accordance with the respective terms of such Secured Creditor Documents; provided, however, that in the event that any Secured Creditor shall receive any additional Collateral or other security for any of their respective Obligations or file any additional financing statement, mortgage or other lien with respect thereto, such collateral or other security shall become part of the Collateral hereunder and shall be held in trust for the benefit of the Secured Creditors, subject to the terms and conditions of this Agreement.

Section 9.14. Release of Collateral. Each Secured Creditor hereby authorizes the Collateral Agent to execute and deliver such releases and termination statements as may be necessary to permit the release of any Collateral in accordance with Section 10.9.

Section 9.15. Accounting. Each Secured Creditor agrees to render to the Collateral Agent, at any time upon request of the Collateral Agent, an accounting of the amounts of the Obligations owing to such Secured Creditor and such other information with respect to the Obligations owing to such Secured Creditor as the Collateral Agent may reasonably request in order to give effect to the terms and conditions of this Agreement.

Section 9.16. Contesting Liens or Security Interests. No Secured Creditor shall contest the validity, perfection, priority or enforceability of any Lien or security interest granted to the Collateral Agent or any other Secured Creditor (provided that such Lien or security interest shall be held for the benefit of the Collateral Agent and the Secured Creditors and shall be subject to the terms of this Agreement).

Section 9.17. Actions by the Collateral Agent. Each Secured Creditor acknowledges that (a) such Secured Creditor has performed and shall continue to perform its own credit analysis of the Grantors, and its own investigations of the risks involved in the transactions contemplated in connection with the Obligations and in entering into this Agreement and the other Secured Creditor Documents, (b) such Secured Creditor has reviewed and approved the form and substance of each of the Secured Creditor Documents, including any U.C.C. financing statements filed in connection with any of the Secured Creditor Documents, and (c) the Collateral Agent, by executing this Agreement, has not nor at any time shall the Collateral Agent be deemed to have, made any representation or warranty, express or implied, with respect to (i) the due execution, authenticity, legality, accuracy, completeness, validity or enforceability of any of the Collateral Documents or as to the financial condition or creditworthiness of Company or any other Grantor, or the collectability of the Obligations, or (ii) the validity, perfection, priority, enforceability, value or sufficiency of, or title to any of the Collateral, or the filing or recording, or taking of any other action with respect to the Collateral. Although the Collateral Agent shall endeavor to exercise the same care in administering the Collateral as if the Collateral Agent were acting for its own account, the Collateral Agent shall be fully protected in relying upon any document that appears to it to be genuine and upon the advice of legal counsel, independent accountants and other appropriate experts (including those retained by any Grantor). Neither the Collateral Agent nor any of its affiliates, directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

Section 9.18. Bankruptcy Filing. The provisions of this Article IX shall be applicable both before and after the filing of any petition by or against the Company or any other Grantor under the Bankruptcy Code or, if applicable, under the laws of any foreign jurisdiction, and all references in this Agreement to the Company or any other Grantor shall be deemed to apply to the Company or such Grantor as debtor-in-possession. All postpetition distributions of the proceeds of any of the Collateral shall, subject to any court order approving the financing of the Company or any other Grantor as debtor-in-possession, continue to be made after the filing of any such petition on the same basis that the Collateral was to be distributed prior to the date of such petition (i.e., this Article IX shall not limit any Secured Creditor’s right to provide postpetition financing, or any Secured Creditor’s right to object to any such financing, in accordance with Section 364 of the Bankruptcy Code and any such financing, and any liens or security interests granted in connection with such financing, shall be on such terms and conditions as approved by the Bankruptcy Court).

Section 9.19. Indemnification by Secured Creditors. To the extent not indemnified or reimbursed by the Grantors, the Secured Creditors agree to indemnify the Collateral Agent, on the basis of the Secured Creditor Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as collateral agent in any way relating to or arising out of this Agreement or any other Collateral Document or any action taken or omitted by the Collateral Agent with respect to this Agreement or any other

Secured Creditor Document, provided that no Secured Creditor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements resulting from the Collateral Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or from any action taken or omitted by the Collateral Agent in any capacity other than as collateral agent under this Agreement.

Section 9.20. Right to Opt Out. Any Secured Creditor (a “Disclaiming Creditor”) shall be entitled to opt out of the sharing provisions of this Article IX by giving written notice to the Collateral Agent and each other Secured Creditor. Effective upon receipt by the Collateral Agent of such notice from any Disclaiming Creditor, such Disclaiming Creditor (a) shall have no interest in any of the Collateral, nor shall such Disclaiming Creditor be entitled to its Secured Creditor Pro Rata Share of the proceeds of any of the Collateral, and (b) shall not be liable for any indemnification obligations with respect to the Collateral Agent or any of the Collateral, except with respect to any such obligations that relate to claims arising or occurring prior to the date such Secured Creditor shall have become a Disclaiming Creditor under this Section 9.20.

Section 9.21. Third Parties. The provisions of this Article IX shall be solely for the benefit of the Collateral Agent and the Secured Creditors and are not intended to grant any rights, benefits or defenses to or for the benefit of the Company, any other Grantor or any other Person. No Grantor shall have any rights under this Article IX.

Section 9.22. Successor Collateral Agent. The Collateral Agent may resign as collateral agent hereunder by giving not less than 30 days’ prior written notice to the Global Agent and the Lenders. If the Collateral Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint a successor collateral agent hereunder, or (b) if a successor collateral agent shall not have been so appointed and approved within the 30 day period following the Collateral Agent’s notice to the Global Agent and the Lenders of its resignation, then the Collateral Agent shall appoint a successor collateral agent that shall serve as collateral agent until such time as the Required Lenders appoint a successor collateral agent. Upon its appointment, such successor collateral agent shall succeed to the rights, powers and duties as collateral agent, and the term “Collateral Agent” under this Agreement and any other Security Document shall mean such successor, effective upon its appointment, and the former collateral agent’s rights, powers and duties as collateral agent shall be terminated without any other or further act or deed on the part of such former collateral agent or any of the parties to this Agreement.

ARTICLE X.

MISCELLANEOUS

Section 10.1. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows: (a) if to the Company, at its address specified in or pursuant to the Credit Agreement; (b) if to any Grantor, to it c/o the Company at its address specified in or pursuant to the Credit Agreement; (c) if to the Collateral Agent, to it at the Notice Office; (d) if to any Lender, at its address specified in or pursuant to the Credit Agreement; (e) if to any Designated Hedge Creditor, at such address as such Designated Hedge Creditor shall have specified in writing to each Grantor and the Collateral Agent; (f) if to the trustee under the Senior Indenture, to it at its address specified in or pursuant to the Senior Indenture; and (g) if to any Senior Securities Holder, to it c/o of the trustee under the Senior Indenture; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing. All such notices and communications shall be mailed, telecopied, sent by overnight courier or delivered, and shall be effective when received.

Section 10.2. Entire Agreement. This Agreement, the other Secured Creditor Documents and any Designated Hedge Documents represent the final agreement among the parties with respect to the subject matter hereof and thereof, supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties.

Section 10.3. Obligations Absolute. The obligations of each Grantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, other than indefeasible payment in full of, and complete performance of, all of the Obligations, including, without limitation:

(a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from other Secured Creditor Documents or any Designated Hedge Document, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement except as expressly provided in such renewal, extension, amendment, modification, addition, supplement, assignment or transfer;

(c) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee;

(d) any limitation on any other Person’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof;

(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any other Grantor or any Subsidiary of a Grantor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not a Grantor shall have notice or knowledge of any of the foregoing; or

(f) to the fullest extent permitted by applicable law now or hereafter in effect, any other event or circumstance which, but for this provision, might release or discharge a guarantor or other surety from its obligations as such.

Section 10.4. Successors and Assigns. This Agreement shall be binding upon each Grantor and its successors and assigns and shall inure to the benefit of the Collateral Agent and each other Secured Creditor and their respective successors and assigns, provided that no Grantor may transfer or assign any or all of its rights or obligations hereunder without the written consent of the Collateral Agent. All agreements, statements, representations and warranties made by each Grantor herein or in any certificate or other instrument delivered by such Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Secured Creditor Documents and any Designated Hedge Document regardless of any investigation made by the Secured Creditors on their behalf.

Section 10.5. Headings Descriptive. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 10.8. Enforcement Expenses, etc. The Grantors hereby jointly and severally agree to pay, to the extent not paid pursuant to Section 11.01 of the Credit Agreement, all reasonable out-of-pocket costs and expenses of the Collateral Agent and each other Secured Creditor in connection with the enforcement of this Agreement, the preservation of the Collateral, the perfection of the Security Interest, and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Collateral Agent or any of the other Secured Creditors).

Section 10.9. Release of Portions of Collateral.

(a) So long as no Default Event is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of a Grantor, release any or all of the Collateral of such Grantor, provided that (x) such release is permitted by the terms of the Credit Agreement (it being agreed for such purposes that a release will be deemed “permitted by the terms of the Credit Agreement” if (i) the proposed transaction constitutes an exception contained in Section 7.02 of the Credit Agreement or (ii) such release is permitted by and made in accordance with Section 2.20 of the Credit Agreement) or otherwise has been approved in writing by the Required Lenders (or, to the extent required by Section 11.11 of the Credit Agreement, all of the Lenders, or all of the Lenders (other than any Defaulting Lender), as applicable) and (y) the proceeds of such Collateral, to the extent there are any such proceeds, are to be applied as required pursuant to Article IX of this Agreement or any consent or waiver entered into with respect thereto.

(b) At any time that a Grantor desires that the Collateral Agent take any action to give effect to any release of Collateral pursuant to the foregoing Section 10.9(a), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer stating that the release of the respective Collateral is permitted pursuant to Section 10.9(a). In the event that any part of the Collateral is released as provided in Section 10.9(a), the Collateral Agent, at the request and expense of the applicable Grantor, will duly release such Collateral and assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 10.9.

Section 10.10. Termination. This Agreement shall terminate upon the earlier to occur of (a) the Collateral Release Date, as defined in the Credit Agreement, in accordance with Section 2.20 of the Credit Agreement, and (b) the date upon which (i) the Commitments, the Credit Agreement, all other Loan Documents and all Designated Hedge Documents have been terminated, (ii) no Note or Letter of Credit is outstanding, and (iii) all Loans and other Obligations, as defined in the Credit Agreement (other than unasserted indemnity obligations), owing to the Lenders have been indefeasibly paid in full, notwithstanding that any Senior Indenture Obligations remain outstanding. Upon such termination, the Collateral Agent, at the request and expense of the Grantors, will execute and deliver to the relevant Grantor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the relevant Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

Section 10.11. Collateral Agent. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. The acceptance by the Collateral Agent of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Collateral Agent to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral. By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in Article IX. Notwithstanding anything to the contrary contained in Section 10.3 of this Agreement or Section 11.11 of the Credit Agreement, this Section 10.11, and the duties and obligations of the Collateral Agent set forth in this Section 10.11, may not be amended or modified without the consent of the Collateral Agent.

Section 10.12. Only Collateral Agent to Enforce on Behalf of Secured Creditors. The Secured Creditors agree by their acceptance of the benefits hereof that this Agreement may be enforced on their behalf only by the action of the Collateral Agent, acting upon the instructions of the Required Lenders (or, after all Obligations, as defined in the Credit Agreement, have been paid in full, instructions of the holders of at least 51% of the outstanding Designated Hedge Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent, for the benefit of the Secured Creditors, upon the terms of this Agreement.

Section 10.13. Other Creditors, etc. Not Third Party Beneficiaries. No creditor of any Grantor or any of its Affiliates, or other Person claiming by, through or under any Grantor or any of its Affiliates, other than the Collateral Agent and the other Secured Creditors, and their respective successors and assigns, shall be a beneficiary or third party beneficiary of this Agreement or otherwise shall derive any right or benefit herefrom.

Section 10.14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, including via facsimile transmission or other electronic transmission capable of authentication, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Collateral Agent.

Section 10.15. Additional Grantors. Additional Grantors may become a party to this Agreement by execution of a Security Agreement Joinder.

Section 10.16. Effectiveness. This Agreement shall be effective as to any Grantor upon its execution and delivery to the Collateral Agent of a counterpart of this Agreement manually executed on behalf of such Grantor, regardless of the date of this Agreement or the date this Agreement is executed and delivered by any other party hereto.

Section 10.17. Amendments and Waivers. Neither this Agreement nor any provision hereof may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by (a) the Collateral Agent and (b) the Grantor or Grantors with respect to which such change, waiver, modification or variance is to apply, subject to any consent required in accordance with Section 11.11 of the Credit Agreement.

Section 10.18. WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH GRANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.18 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

GRANTORS:

AGC, INC.
A.G.C. INVESTMENTS, INC.
A.G. EUROPE, INC.
A.G. INDUSTRIES, INC.
A.G. (UK), INC.
CARLTON CARDS RETAIL, INC.
CLOUDCO, INC.
CREATACARD, INC.
CREATACARD INTERNATIONAL LEASING, INC.
CUSTOM HOLDINGS, INC.
GIBSON GREETINGS, INC.
JOHN SANDS (AUSTRALIA) LTD.
JOHN SANDS (N.Z.) LTD.
JOHN SANDS HOLDING CORP.
LEARNING HORIZONS, INC.
MEMPHIS PROPERTY CORPORATION
PLUS MARK, INC.
QUALITY GREETING CARD DISTRIBUTING COMPANY, INC.
THOSE CHARACTERS FROM CLEVELAND, INC.

By:	/s/ Stephen J. Smith
Name:	Stephen Smith
Title:	Treasurer of each of the foregoing Grantors

AGCM, INC.
AG.COM, INC.
EGREETINGS NETWORK, INC.
MIDIRINGTONES, LLC
AG INTERACTIVE, INC.

By:	/s/ Stephen J. Smith
Name:	Stephen Smith
Title:	Assistant Treasurer of each of the foregoing Grantors

AGC HOLDINGS, INC.

By:	/s/ Stephen J. Smith
Name:	Stephen Smith
Title:	Vice President

COLLATERAL AGENT:

NATIONAL CITY BANK, as Collateral Agent

By:	/s/ Robert S. Coleman
Name:	Robert S. Coleman
Title:	Senior Vice President